Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact: Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo Announces Fourth Quarter Net Income Up 26%

Glenville, New York –January 23, 2012

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced net income for the fourth quarter of 2011 of $8.7 million, up 26.2% over the prior-year period and equal to diluted earnings per share of $0.093, compared to net income of $6.9 million and diluted earnings per share of $0.090 for the fourth quarter of 2010.  Fourth quarter 2011 per share results include the full quarter effect of the common stock offering completed on July 6, 2011.

On a pre-tax basis, earnings were up 40.6% from $10.4 million in the fourth quarter of 2010 to $14.6 million in the fourth quarter of 2011.  The fourth quarter of 2011 also saw continued core balance sheet growth.  Robert J. McCormick, President and Chief Executive Officer noted, “We are pleased that the fourth quarter resulted in solid earnings gains and continued core loan and deposit growth.  2011 was an important year for TrustCo, marked by improved profits, continued balance sheet growth, lower non-performing assets and the addition of new capital that proactively addresses capital requirements and positions us for growth in 2012 and beyond.  We look forward to the new year with optimism as our internal trends remain positive.  The banking industry continues to face challenges, but the progress TrustCo has made this year has been significant.”  Return on average equity and return on average assets were 10.15% and 0.83%, respectively, for the fourth quarter of 2011, compared to 10.49% and 0.71% for the fourth quarter of 2010.  Increased capital from the common stock offering led to a lower return on average equity for the fourth quarter of 2011.  The efficiency ratio improved to 46.68% for the fourth quarter of 2011, compared to 53.25% for the fourth quarter of 2010, due to a combination of revenue growth and tight control of core operating expenses.

For the full year 2011 net income was $33.1 million and resulted in diluted earnings per share of $0.389, as compared to the full year 2010 net income of $29.3 million and diluted earnings per share of $0.381.  Net income was up 12.8% from the full year 2010 to the full year 2011, and income before taxes was up 19.3%.  Return on average equity and return on average assets were 11.04% and 0.81%, respectively, for the full year of 2011 and 11.48% and 0.77% for 2010.  Full year results, including per share figures, include the impact of the additional equity only since the offering was completed.

Mr. McCormick also noted “We continue to see some signs of economic improvement in the markets in which we operate, although some core problems remain, particularly high levels of unemployment. We believe our long-term focus on traditional lending criteria and conservative balance sheet management has helped us avoid most aspects of the problems that have afflicted many banks in recent years, which has enabled us to maintain a strong balance sheet and continued profitability.  As a result, we have been able to focus on conducting business, which has put us in a position to take advantage of the significant upheaval that customers of other banks have seen.  We are particularly encouraged by the continued growth of our core loan and deposit portfolios.”

TrustCo continued to report solid growth in loans and deposits on a year-over-year basis.  For the quarter ended December 31, 2011, average loans were up $147.3 million or 6.3% compared to the same period in 2010, while average deposits increased $196.0 million or 5.6% over the same period.  One new office was added to the branch network, with 136 offices open at year-end.  Mr. McCormick noted that, “We are pleased with the progress that we have made in growing loans and deposits through our recently completed branch expansion program but are mindful that fully achieving our goals will take time and continued hard work.  We believe our success in growing customer relationships provides the basic building blocks that will help drive profit growth over the coming years.”

Nonperforming loans were $48.8 million as of December 31, 2011, approximately equal to the prior year and below the 2011 peak of $50.4 million at March 31, 2011.  Nonperforming assets declined to $54.0 million at December 31, 2011, compared to $56.2 million at December 31, 2010.  At December 31, 2011, nonperforming loans were equal to 1.93% of total loans, compared to 2.07% at December 31, 2010.  Nonperforming assets to total assets fell to 1.27% at December 31, 2011, compared to 1.42% at December 31, 2010.  The allowance for loan losses as a percentage of gross loans and as a multiple of net charge-offs remains strong.  Reserves to total loans continued to improve, increasing from 1.78% at December 31, 2010 to 1.93% at December 31, 2011, and covered annualized fourth quarter net charge-offs by 3.7 times, compared to an annualized 2.4 times for the fourth quarter of 2010.  The coverage ratio, or allowance for loan losses to nonperforming loans  improved to 99.9% at December 31, 2011, compared to 85.9% at December 31, 2010.

Net interest margin for the fourth quarter of 2011 was 3.35%, down from 3.38% in the third quarter of 2011 and from 3.43% in the fourth quarter of 2010.  The decline in the margin reflects the continued effect of the low rate environment on both the loan and investment portfolios, partly offset by lower deposit pricing.

Two items affected fourth quarter results relative to prior periods.  Fourth quarter 2011 income tax expense was affected by a $450 thousand one-time item that increased the effective tax rate and is not expected to be repeated in 2012.  This item reduced net income in both the three and twelve-month periods of 2011, thus reducing the increase in net income from the 2010 periods to the 2011 periods.  The effective tax rate for the fourth quarter of 2011 was 40.3%, compared to 33.4% in the fourth quarter of 2010 and 35.9% in the third quarter of 2011.  Fourth quarter 2011 results also included a reduction of $745 thousand in securities gains compared to the level recorded in the fourth quarter of 2010.

On July 6, 2011 the Company completed an offering of 15.6 million common shares, raising net proceeds of $67.6 million.  The additional capital significantly improved the Company’s capital position.  At December 31, 2011 the tangible equity ratio was 7.97% compared to 6.45% at December 31, 2010.  Tangible book value per share also increased, from $3.31 per share to $3.62 per share over that period.

TrustCo Bank Corp NY is a $4.2 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 136 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at December 31, 2011.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss fourth quarter 2011 results will held at 9:00 a.m. Eastern Time on January 24, 2012.  Those wishing to participate in the call may dial toll-free 1-877-317-6789.  International callers must dial + 1-412-317-6789.   A replay of the call will be available until April 23, 2012 by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10008723. The call will also be audio webcast at: https://services.choruscall.com/links/trst120124.html, and will be available until January 24, 2013.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” may include statements regarding future events or performance and statements regarding TrustCo’s ability to offer and sell securities under its shelf registration statement. Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect our actual results and could cause our actual financial performance to differ materially from that expressed in any forward-looking statement: credit risk, the effects of and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rates, market and monetary fluctuations, competition, the effect of changes in financial services laws and regulations (including laws concerning taxation, banking and securities), real estate and collateral values, changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board (“FASB”) or the Public Company Accounting Oversight Board; changes in local market areas and general business and economic trends and the matters described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2010, as amended, and in our subsequent securities filings.

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	12/31/11	09/30/11	12/31/10
Summary of operations
Net interest income (TE)	$34,220	34,390	32,353
Provision for loan losses	4,200	5,100	5,500
Net securities transactions	132	158	877
Noninterest income	3,604	3,645	3,720
Noninterest expense	18,909	18,443	20,656
Net income	8,714	9,225	6,904

Per common share
Net income per share:
- Basic	$0.093	0.100	0.090
- Diluted	0.093	0.100	0.090
Cash dividends	0.066	0.066	0.066
Tangible Book value at period end	3.62	3.62	3.31
Market price at period end	5.61	4.46	6.34

At period end
Full time equivalent employees	726	720	738
Full service banking offices	136	135	133

Performance ratios
Return on average assets	0.83%	0.88	0.71
Return on average equity	10.15	10.91	10.49
Efficiency (1)	46.68	46.51	53.25
Net interest spread (TE)	3.26	3.29	3.33
Net interest margin (TE)	3.35	3.38	3.43
Dividend payout ratio	70.50	66.27	73.33

Capital ratio at period end
Consolidated tangible equity to tangible assets (2)	7.97	8.04	6.45

Asset quality analysis at period end
Nonperforming loans to total loans	1.93	1.89	2.07
Nonperforming assets to total assets	1.27	1.27	1.42
Allowance for loan losses to total loans	1.93	1.93	1.78
Coverage ratio (3)	1.0	1.0	0.9

(1)	Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions).
(2)	The tangible equity ratio excludes $553,000 of intangibles from both equity and assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Years Ended
	12/31/11	12/31/10
Summary of operations
Net interest income (TE)	$135,717	128,963
Provision for loan losses	18,750	23,200
Net securities transactions	1,428	3,352
Noninterest income	14,953	15,599
Noninterest expense	79,750	78,964
Net income	33,087	29,321

Per common share
Net income per share:
- Basic	$0.389	0.381
- Diluted	0.389	0.381
Cash dividends	0.263	0.256
Tangible Book value at period end	3.62	3.31
Market price at period end	5.61	6.34

Performance ratios
Return on average assets	0.81%	0.77
Return on average equity	11.04	11.48
Efficiency (1)	49.15	50.77
Net interest spread (TE)	3.31	3.38
Net interest margin (TE)	3.40	3.50
Dividend payout ratio	67.71	67.25

(1)	Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions).
TE = Taxable equivalent.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Interest and dividend income:
Interest and fees on loans	$32,711	32,640	32,184	31,677	32,122
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	2,661	3,347	3,791	3,199	2,465
State and political subdivisions	490	557	640	784	841
Mortgage-backed securities and collateralized mortgage obligations-residential	1,083	778	622	608	596
Corporate bonds	886	953	1,081	1,139	1,153
Other securities	85	89	89	61	133
Total interest and dividends on securities available for sale	5,205	5,724	6,223	5,791	5,188

Interest on held to maturity securities:
U. S. government sponsored enterprises	97	164	-	-	-
Mortgage-backed securities and collateralized mortgage obligations-residential	1,151	1,186	1,240	1,188	1,237
Corporate bonds	590	565	595	715	802
Total interest on held to maturity securities	1,838	1,915	1,835	1,903	2,039

Interest on federal funds sold and other short-term investments	284	318	254	246	259
Total interest income	40,038	40,597	40,496	39,617	39,608

Interest expense:
Interest on deposits:
Interest-bearing checking	76	74	70	65	87
Savings	1,018	952	885	933	867
Money market deposit accounts	1,030	1,158	1,184	1,227	1,406
Time deposits	3,552	3,904	4,099	4,443	4,890
Interest on short-term borrowings	401	384	382	407	427
Total interest expense	6,077	6,472	6,620	7,075	7,677

Net interest income	33,961	34,125	33,876	32,542	31,931

Provision for loan losses	4,200	5,100	4,850	4,600	5,500
Net interest income after provision for loan losses	29,761	29,025	29,026	27,942	26,431

Noninterest income:
Trust department income	1,086	1,242	1,186	1,574	1,195
Fees for services to customers	2,305	2,189	2,325	2,094	2,249
Net gain on securities transactions	132	158	851	287	877
Other	213	214	209	316	276
Total noninterest income	3,736	3,803	4,571	4,271	4,597

Noninterest expenses:
Salaries and employee benefits	7,638	7,087	7,000	7,026	7,208
Net occupancy expense	3,664	3,614	3,672	3,737	3,708
Equipment expense	1,200	1,639	1,481	1,332	1,421
Professional services	1,411	1,152	1,681	1,485	1,437
Outsourced services	1,050	1,350	1,350	1,350	1,210
Advertising expense	607	763	708	706	811
FDIC and other insurance	577	835	1,392	1,851	1,779
Other real estate expense, net	1,254	754	2,095	1,590	1,447
Other	1,508	1,249	2,173	1,769	1,635
Total noninterest expenses	18,909	18,443	21,552	20,846	20,656

Income before taxes	14,588	14,385	12,045	11,367	10,372
Income taxes	5,874	5,160	4,279	3,985	3,468

Net income	$8,714	9,225	7,766	7,382	6,904
Net income per Common Share:
- Basic	$0.093	0.100	0.100	0.096	0.090

- Diluted	0.093	0.100	0.100	0.096	0.090

Average basic shares (thousands)	93,308	92,124	77,363	77,241	77,113
Average diluted shares (thousands)	93,308	92,124	77,363	77,241	77,113

Note: Taxable equivalent net interest income	34,220	34,390	34,183	32,924	32,353

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Years Ended
	12/31/2011	12/31/2010
Interest and dividend income:
Interest and fees on loans	$129,212	128,148
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	12,998	12,455
State and political subdivisions	2,471	3,531
Mortgage-backed securities and collateralized mortgage obligations-residential	3,091	3,282
Corporate bonds	4,059	4,488
Other securities	324	411
Total interest and dividends on securities available for sale	22,943	24,167

Interest on held to maturity securities:
U. S. government sponsored enterprises	261	487
Mortgage-backed securities and collateralized mortgage obligations-residential	4,765	5,163
Corporate bonds	2,465	3,249
Total interest on held to maturity securities	7,491	8,899

Interest on federal funds sold and other short-term investments	1,102	909
Total interest income	160,748	162,123

Interest expense:
Interest on deposits:
Interest-bearing checking	285	595
Savings	3,788	3,356
Money market deposit accounts	4,599	5,377
Time deposits	15,998	23,894
Interest on short-term borrowings	1,574	1,776
Total interest expense	26,244	34,998

Net interest income	134,504	127,125

Provision for loan losses	18,750	23,200
Net interest income after provision for loan losses	115,754	103,925

Noninterest income:
Trust department income	5,088	4,993
Fees for services to customers	8,913	9,588
Net gain on securities transactions	1,428	3,352
Other	952	1,018
Total noninterest income	16,381	18,951

Noninterest expenses:
Salaries and employee benefits	28,751	27,065
Net occupancy expense	14,687	14,222
Equipment expense	5,652	5,638
Professional services	5,729	5,599
Outsourced services	5,100	5,458
Advertising expense	2,784	2,716
FDIC and other insurance	4,655	6,446
Other real estate expense, net	5,693	5,565
Other	6,699	6,255
Total noninterest expenses	79,750	78,964

Income before taxes	52,385	43,912
Income taxes	19,298	14,591

Net income	$33,087	29,321

Net income per Common Share:
- Basic	$0.389	0.381

- Diluted	0.389	0.381

Average basic shares (thousands)	85,073	76,935
Average diluted shares (thousands)	85,073	76,935

Note: Taxable equivalent net interest income	135,717	128,963

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
ASSETS:

Cash and due from banks	$44,395	40,875	41,229	37,022	44,067

Federal funds sold and other short term investments	488,548	434,950	479,647	353,566	400,183
Total cash and cash equivalents	532,943	475,825	520,876	390,588	444,250

Securities available for sale:
U. S. government sponsored enterprises	563,460	633,812	676,062	753,546	614,886
States and political subdivisions	43,968	51,289	57,670	70,393	79,764
Mortgage-backed securities and collateralized mortgage obligations-residential	204,022	200,516	66,333	67,334	73,567
Corporate bonds	96,608	97,464	103,194	116,561	115,504
Other securities	9,664	7,521	7,522	7,632	7,880
Total securities available for sale	917,722	990,602	910,781	1,015,466	891,601

Held to maturity securities:
U. S. government sponsored enterprises	15,000	25,000	-	-	-
Mortgage-backed securities-residential	141,857	109,603	105,509	112,315	122,654
Corporate bonds	59,431	59,555	49,019	59,036	69,058
Total held to maturity securities	216,288	194,158	154,528	171,351	191,712

Loans:
Commercial	248,163	244,389	249,124	250,851	258,253
Residential mortgage loans	1,955,951	1,925,144	1,876,699	1,813,611	1,801,042
Home equity line of credit	313,038	305,587	298,314	290,829	291,287
Installment loans	4,151	3,829	3,837	3,838	4,683
Loans, net of deferred fees and costs	2,521,303	2,478,949	2,427,974	2,359,129	2,355,265
Less:
Allowance for loan losses	48,717	47,782	45,561	43,680	41,911
Net loans	2,472,586	2,431,167	2,382,413	2,315,449	2,313,354

Bank premises and equipment, net	37,006	35,946	36,032	36,275	36,632
Other assets	67,099	65,261	65,696	78,761	77,235

Total assets	$4,243,644	4,192,959	4,070,326	4,007,890	3,954,784

LIABILITIES:
Deposits:
Demand	$267,776	269,958	259,459	247,803	251,091
Interest-bearing checking	489,227	472,908	461,976	443,133	441,520
Savings accounts	978,819	923,893	891,181	859,799	774,366
Money market deposit accounts	635,434	642,054	638,774	626,669	602,803
Certificates of deposit (in denominations of $100,000 or more)	460,971	461,081	453,303	455,563	456,837
Other time accounts	903,746	910,633	947,838	960,074	1,027,470
Total deposits	3,735,973	3,680,527	3,652,531	3,593,041	3,554,087

Short-term borrowings	147,563	143,081	128,807	137,710	124,615
Due to broker	-	10,000	-	-	-
Accrued expenses and other liabilities	21,592	21,541	20,039	18,667	20,642

Total liabilities	3,905,128	3,855,149	3,801,377	3,749,418	3,699,344

SHAREHOLDERS' EQUITY:
Capital stock	98,912	98,806	83,166	83,166	83,166
Surplus	176,638	177,448	126,196	126,638	126,982
Undivided profits	119,465	116,894	113,782	111,093	108,780
Accumulated other comprehensive income (loss), net of tax	(2,493)	258	2,846	(4,176)	(4,119)
Treasury stock at cost	(54,006)	(55,596)	(57,041)	(58,249)	(59,369)

Total shareholders' equity	338,516	337,810	268,949	258,472	255,440

Total liabilities and shareholders' equity	$4,243,644	4,192,959	4,070,326	4,007,890	3,954,784

Outstanding shares (thousands)	93,315	93,154	77,367	77,244	77,130

NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

Nonperforming Assets

	12/31/11	09/30/11	06/30/11	03/31/11	12/31/10
New York and other states*
Loans in nonaccrual status:
Commercial	$4,981	5,086	5,090	5,697	5,743
Real estate mortgage - 1 to 4 family	27,820	25,932	24,148	22,712	21,036
Installment	3	4	13	13	20
Total non-accrual loans	32,804	31,022	29,251	28,422	26,799
Other nonperforming real estate mortgages - 1 to 4 family	312	317	324	330	336
Total nonperforming loans	33,116	31,339	29,575	28,752	27,135
Other real estate owned	2,382	2,372	725	1,481	1,977
Total nonperforming assets	$35,498	33,711	30,300	30,233	29,112

Florida
Loans in nonaccrual status:
Commercial	$5,000	5,400	7,186	7,786	8,281
Real estate mortgage - 1 to 4 family	10,662	10,231	12,770	13,860	13,397
Installment	-	-	-	-	1
Total non-accrual loans	15,662	15,631	19,956	21,646	21,679
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	15,662	15,631	19,956	21,646	21,679
Other real estate owned	2,883	3,739	4,119	5,219	5,439
Total nonperforming assets	$18,545	19,370	24,075	26,865	27,118

Total
Loans in nonaccrual status:
Commercial	$9,981	10,486	12,276	13,483	14,024
Real estate mortgage - 1 to 4 family	38,482	36,163	36,918	36,572	34,433
Installment	3	4	13	13	21
Total non-accrual loans	48,466	46,653	49,207	50,068	48,478
Other nonperforming real estate mortgages - 1 to 4 family	312	317	324	330	336
Total nonperforming loans	48,778	46,970	49,531	50,398	48,814
Other real estate owned	5,265	6,111	4,844	6,700	7,416
Total nonperforming assets	$54,043	53,081	54,375	57,098	56,230

Quarterly Net Chargeoffs
	12/31/11	09/30/11	06/30/11	03/31/11	12/31/10
New York and other states*
Commercial	$99	(3)	(32)	50	24
Real estate mortgage - 1 to 4 family	1,404	858	679	899	1,104
Installment	5	17	8	9	33
Total net chargeoffs	$1,508	872	655	958	1,161

Florida
Commercial	$400	-	599	(3)	(66)
Real estate mortgage - 1 to 4 family	1,359	2,006	1,715	1,876	3,323
Installment	(2)	1	-	-	-
Total net chargeoffs	$1,757	2,007	2,314	1,873	3,257

Total
Commercial	$499	(3)	567	47	(42)
Real estate mortgage - 1 to 4 family	2,763	2,864	2,394	2,775	4,427
Installment	3	18	8	9	33
Total net chargeoffs	$3,265	2,879	2,969	2,831	4,418

Asset Quality Ratios
	12/31/11		09/30/11		06/30/11		03/31/11		12/31/10
Total nonperforming loans(1)	$48,778		46,970		49,531		50,398		48,814
Total nonperforming assets(1)	54,043		53,081		54,375		57,098		56,230
Total net chargeoffs(2)	3,265		2,879		2,969		2,831		4,418

Allowance for loan losses(1)	48,717		47,782		45,561		43,680		41,911

Nonperforming loans to total loans(1)	1.93%		1.89%		2.04%		2.14%		2.07%
Nonperforming assets to total assets(1)	1.27%		1.27%		1.34%		1.42%		1.42%
Allowance for loan losses to total loans(1)	1.93%		1.93%		1.88%		1.85%		1.78%
Coverage ratio(1)	99.9%		101.7%		92.0%		86.7%		85.9%
Annualized net chargeoffs to average loans(2)	0.52%		0.47%		0.50%		0.48%		0.75%
Allowance for loan losses to annualized net chargeoffs(2)	3.7	x	4.1	x	3.8	x	3.9	x	2.4	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)  At period-end
(2)  For the period ended

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)	Three months ended			Three months ended
(Unaudited)	December 31, 2011			December 31, 2010
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$592,488	2,661	1.80%	$551,097	2,465	1.79%
Mortgage backed securities and collateralized mortgage obligations-residential	199,155	1,083	2.18	70,040	596	3.41
State and political subdivisions	47,373	712	6.01	77,255	1,257	6.51
Corporate bonds	102,532	886	3.46	115,952	1,153	3.98
Other	7,614	85	4.41	7,833	133	6.72

Total securities available for sale	949,162	5,427	2.29	822,177	5,604	2.73

Federal funds sold and other short-term Investments	444,599	284	0.25	404,848	259	0.25

Held to maturity securities:
U. S. government sponsored enterprises	16,413	97	2.37	-	-	0.00
Corporate bonds	59,491	590	3.96	69,081	802	4.64
Mortgage backed securities and collateralized mortgage obligations-residential	119,739	1,151	3.85	129,637	1,237	3.82

Total held to maturity securities	195,643	1,838	3.64	198,718	2,039	4.10

Commercial loans	239,680	3,401	5.67	255,380	3,750	5.87
Residential mortgage loans	1,945,375	26,331	5.41	1,800,630	25,502	5.67
Home equity lines of credit	310,052	2,870	3.67	291,184	2,716	3.70
Installment loans	3,532	146	16.37	4,184	160	15.14

Loans, net of unearned income	2,498,639	32,748	5.24	2,351,378	32,128	5.46

Total interest earning assets	4,088,043	40,297	3.94	3,777,121	40,030	4.24

Allowance for loan losses	(49,250)			(42,818)
Cash & non-interest earning assets	143,121			148,084

Total assets	$4,181,914			$3,882,387

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$467,418	76	0.07%	$425,303	87	0.08%
Money market accounts	639,365	1,030	0.64	591,523	1,406	0.94
Savings	951,562	1,018	0.42	754,139	867	0.46
Time deposits	1,360,979	3,552	1.04	1,464,604	4,890	1.32

Total interest bearing deposits	3,419,324	5,676	0.66	3,235,569	7,250	0.89
Short-term borrowings	142,443	401	1.12	120,515	427	1.40

Total interest bearing liabilities	3,561,767	6,077	0.68	3,356,084	7,677	0.91

Demand deposits	258,980			246,724
Other liabilities	20,423			18,359
Shareholders' equity	340,744			261,220

Total liabilities and shareholders' equity	$4,181,914			$3,882,387

Net interest income , tax equivalent		34,220			32,353

Net interest spread			3.26%			3.33%

Net interest margin (net interest income to total interest earning assets)			3.35%			3.43%

Tax equivalent adjustment		(259)			(422)

Net interest income		33,961			31,931

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)	Year ended			Year ended
(Unaudited)	December 31, 2011			December 31, 2010

	Average	Interest	Average	Average	Interest	Average
(dollars in thousands)	Balance		Rate	Balance		Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$667,037	12,998	1.95%	$516,806	12,455	2.41%
Mortgage backed securities and collateralized mortgage obligations-residential	112,504	3,091	2.75	78,618	3,282	4.17
State and political subdivisions	58,725	3,625	6.17	80,468	5,336	6.63
Corporate bonds	108,513	4,059	3.74	103,728	4,488	4.33
Other	7,601	324	4.26	7,694	411	5.34

Total securities available for sale	954,380	24,097	2.52	787,314	25,972	3.30

Federal funds sold and othershort-term Investments	432,631	1,102	0.25	336,572	909	0.27

Held to maturity securities:
U. S. government sponsored enterprises	11,035	261	2.36	20,622	487	2.36
Corporate bonds	56,253	2,465	4.38	70,068	3,249	4.64
Mortgage backed securities-residential	114,296	4,765	4.17	154,501	5,163	3.34

Total held to maturity securities	181,584	7,491	4.13	245,191	8,899	3.63

Commercial loans	247,691	14,285	5.77	262,971	15,536	5.91
Residential mortgage loans	1,873,028	103,281	5.51	1,767,412	101,567	5.75
Home equity lines of credit	298,996	11,117	3.72	285,416	10,445	3.66
Installment loans	3,622	588	16.23	4,211	633	15.03

Loans, net of unearned income	2,423,337	129,271	5.33	2,320,010	128,181	5.52

Total interest earning assets	3,991,932	161,961	4.06	3,689,087	163,961	4.45

Allowance for loan losses	(46,210)			(40,846)
Cash & non-interest earning assets	144,068			147,426

Total assets	$4,089,790			$3,795,667

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$456,397	285	0.06%	$415,590	595	0.14%
Money market accounts	632,786	4,599	0.73	517,669	5,377	1.04
Savings	889,773	3,788	0.43	715,155	3,356	0.47
Time deposits	1,403,312	15,998	1.14	1,506,602	23,894	1.59

Total interest bearing deposits	3,382,268	24,670	0.73	3,155,016	33,222	1.05
Short-term borrowings	133,803	1,574	1.18	119,213	1,776	1.49

Total interest bearing liabilities	3,516,071	26,244	0.75	3,274,229	34,998	1.07

Demand deposits	255,327			248,564
Other liabilities	18,653			17,542
Shareholders' equity	299,739			255,332

Total liabilities and shareholders' equity	$4,089,790			$3,795,667

Net interest income , tax equivalent		135,717			128,963

Net interest spread			3.31%			3.38%

Net interest margin (net interest income to total interest earning assets)			3.40%			3.50%

Tax equivalent adjustment		(1,213)			(1,838)

Net interest income		134,504			127,125

Non-GAAP Financial Measures Reconciliation

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by common shares outstanding. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to recurring revenue.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, which we refer to below as recurring expense, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on securities from this calculation, which we refer to below as recurring revenue.  We believe that this provides one reasonable measure of core expenses relative to core revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share and efficiency ratio to the underlying GAAP numbers is set forth below.

Non-GAAP Financial Measures Reconciliation

(dollars in thousands, except per share amounts)
(Unaudited)

	12/31/11	09/30/11	06/30/11	03/31/11	12/31/10
Tangible Book Value Per Share

Equity	$338,516	$337,810	268,949	258,472	255,440
Less: Intangible assets	553	553	553	553	553
Tangible equity	337,963	337,257	268,396	257,919	254,887

Shares outstanding	93,315	93,154	77,367	77,244	77,130
Tangible book value per share	3.62	3.62	3.47	3.34	3.30
Book value per share	3.63	3.63	3.48	3.35	3.31

Tangible Equity to Tangible Assets
Total Assets	4,243,644	4,192,959	4,070,326	4,007,890	3,954,784
Less: Intangible assets	553	553	553	553	553
Tangible assets	4,243,091	4,192,406	4,069,773	4,007,337	3,954,231

Tangible Equity to Tangible Assets	7.97%	8.04%	6.59%	6.44%	6.45%
Equity to Assets	7.98%	8.06%	6.61%	6.45%	6.46%

	3 Months Ended					Years Ended
Efficiency Ratio	12/31/11	09/30/11	06/30/11	03/31/11	12/31/10	12/31/11	12/31/10

Net interest income (fully taxable equivalent)	$34,220	34,390	34,183	32,924	32,353	135,717	128,963
Non-interest income	3,736	3,803	4,571	4,271	4,597	16,381	18,951
Less: Net gain on securities	132	158	851	287	877	1,428	3,352
Recurring revenue	37,824	38,035	37,903	36,908	36,073	150,670	144,562

Total Noninterest expense	18,909	18,443	21,552	20,846	20,656	79,750	78,964
Less: Other real estate expense, net	1,254	754	2,095	1,590	1,447	5,693	5,565
Recurring expense	17,655	17,689	19,457	19,256	19,209	74,057	73,399

Efficiency Ratio	46.68%	46.51%	51.33%	52.18%	53.25%	49.15%	50.77%